UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2024 (September 3, 2024)

MOUNTAIN & CO. I ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41021	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, Delaware 19807		19807
(Address of principal executive offices)		(Zip Code)

+1 302 273 0765

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	MCAA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MCAAW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MCAAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 5, 2024, Staff notified the Company the Company that it was not in compliance with Nasdaq’s Listing Rule 5250(c)(1) (the “Filing Requirement”) due to the delay in the filing of the Company’s Form 10-Q for the period ended March 31, 2024. On August 2, 2024, The Company submitted a plan (the “Plan”) to regain compliance with the Filing Requirement. Subsequently, the Company also failed to timely file its Form 10-Q for the period ended June 30, 2024.

On September 3, 2024, Mountain & Co. I Acquisition Corp. (the “Company”) received a letter (the “Letter”) from the NASDAQ Stock Market (“Nasdaq”) notifying the Company that Nasdaq Listing Qualifications Staff (“Staff”) have determined to deny the Company’s request for continued listing on The Nasdaq Stock Market. Further to the non-compliance with the Filing Requirement, the Letter also cites that due to the resignations of Mr. Miles Gilburne and Dr. Philipp Rösler from the Company’s board on June 26, 2024, and August 9, 2024, respectively, the Company is in non-compliance with Nasdaq’s Board Independence, Audit Committee Composition, and Compensation Committee Composition requirements set forth by Listing Rules 5606(b)(1), 5605(c)(2), and 5605(d)(2). According to the Letter, these corporate governance deficiencies constitute additional bases for delisting.

Unless the Company requests an appeal of Staff’s determination by September 10, 2024, trading of the Company’s Class A Ordinary Shares, Warrants, and Units will be suspended at the opening of business on September 12, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which would remove the Company’s securities from listing and registration on the Nasdaq Stock Market.

The Company to timely appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding a delinquent filing will stay the suspension of the Company’s securities for a period of 15 days from the date of the request. When the Company requests a hearing, it intends to also request a stay of the suspension, pending the hearing. A Panel will review the request for an extended stay and notify the Company of its conclusion as soon as is practicable but, in any event, no later than 15 calendar days following the deadline to request the hearing.

At the Panel hearing, the Company intends to present a strategic plan to regain compliance with the applicable Nasdaq Listing Rules. In the interim, the Company's securities will continue to trade on Nasdaq. There can be no assurance that the Company's plan will be accepted by the Panel or that, if it is, the Company will be able to regain compliance with the applicable Nasdaq Listing Rules. If the Company's securities are delisted, it could be more difficult to buy or sell the Company's securities or to obtain accurate quotations, and the price of the Company's securities could suffer a material decline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2024	MOUNTAIN & CO. I ACQUISITION CORP.

	By:	/s/ Dr. Cornelius Boersch
	Name:	Dr. Cornelius Boersch
	Title:	Chief Executive Officer